PLACEMENT AGENT AGREEMENT


Dated as of:   October 14, 1997


J. Robbins Securities, LLC
1345 Avenue of the Americas
22 Floor
New York, New York 10105
Attn.:   James A. Jedrlinic
         Chief Executive Officer

Dear Sirs:

The undersigned, Fortune Natural Resources Corporation (the "Company"), hereby agrees with J. Robbins Securities, LLC ("Robbins" or the "Placement Agent") as follows:

1.       Placement.
         ---------

         A. The Company, a Delaware corporation, is an independent oil and natural gas company engaged primarily in exploration for and development of domestic oil and natural gas.

         B. The Company hereby engages Robbins to act as its exclusive placement agent in connection with the sale by the Company (the "Placement") of up to $3.5 million in aggregate principal amount of convertible subordinated notes (the "Notes"). The Notes will (i) bear annual interest at the rate of 12%, payable quarterly; (ii) mature on December 31, 2007; (iii) be convertible into the Company's common stock (the "Underlying Shares"); and (iv) be subordinated to "Senior Indebtedness," all as described in the form of Note attached as Exhibit B to the Subscription Agreement and Investment Letter (the "Subscription Agreement") which constitutes part of the "Offering Materials" referred to in PARAGRAPH 3 (C) below. The anticipated use of the Placement proceeds will be as set forth in the Schedule of Use of Proceeds attached as Exhibit K to the Subscription Agreement.

2.       Offering.
         --------

         A. The Notes will be offered on a "$1.25 million aggregate principal amount minimum or none to $3.5 million aggregate principal amount maximum best efforts basis " for the "Offering Period" as defined below. They will be issued in denominations of $10,000 or integral multiples thereof in such principal amounts as shall be determined by the Company.

         B. The closing date will occur approximately seven business days (the "Closing Date") following the acceptance by the Company of subscriptions for a sufficient aggregate principal amount of Notes offered hereby (as determined jointly by the Company and Robbins) but in no event less than five business days or as soon thereafter as funds have cleared the banking system in the normal course of business and, in any event, will occur on or before October 31, 1997 unless extended by the mutual consent of the Company and the Placement Agent to no later than December 1, 1997 (such date is hereinafter referred to as the "Termination Date"; the period commencing on the date hereof and ending on the Termination Date is sometimes referred to herein as the "Offering Period"). There may be more than one Closing Date in the event that less than $3.5 million aggregate principal amount of Notes has been sold and paid for on the first Closing Date.

         C. The Notes will be offered by the Company through the Placement Agent, by means of the "Offering Materials" which shall include such documents as appropriately describe the Company's business and prospects. A list of the Offering Materials is attached hereto as EXHIBIT I. Payment for the Notes shall be made by check or wire transfer as more fully described in the Subscription Agreement. The Placement will be effected pursuant to the exemption from the registration provisions of the Securities Act of 1933 (the "Securities Act") provided by Section 4 (2) thereof and Rule 506 of Regulation D promulgated thereunder by the Securities and Exchange Commission (the "Commission"). The Notes will be sold only to "Accredited Investors" within the meaning of Rule 501
(a) of Regulation D ("Accredited Investors").

         D. All funds received from subscriptions will be promptly transmitted pursuant to the terms of an escrow agreement, to a special bank escrow account at The Chase Manhattan Bank (the "Escrow Agent"). In the event that less than $1.25 million in aggregate principal amount of Notes are subscribed for during the Offering Period, all funds will be returned promptly after the Termination Date in full to subscribers without deduction therefrom or interest thereon. In the event that $1.25 million or more in aggregate principal amount of Notes are subscribed for during the Offering Period, the funds therefrom, net of (i) 10% commissions and 3% expense allowance (the "Expense Allowance") due Robbins (less $25,000 to be paid to Robbins or for its account upon the execution of this Agreement pursuant to the terms of Section 7 below, and (ii) bank escrow fees, will be forwarded to the Company, against delivery of the Notes as soon as the funds received from such subscriptions have cleared the banking system in the normal course of business. In addition, Robbins will be granted warrants (the "Placement Agent's Warrants"), exercisable over a five year period commencing upon the last Closing Date, to purchase a number of shares of the Common Stock equal to 10% of the aggregate gross proceeds of the Offering received by the Company divided by 3.6. The warrant exercise price will be $3.60 per share adjusted in accordance with anti dilution provisions which shall be the same as those set forth in the Note.

         E. The Company is required to obtain the permission of its primary lender, Credit Lyonnais New York Branch (the "Bank"), in order to effect the Placement. Accordingly, no funds will be released from the escrow account to the Company unless the Bank's permission is obtained or unless the Company determines to repay the Bank with the Placement proceeds.

         F. The Placement Agent shall not be obligated to sell any of the Notes and shall only be obligated to offer the Notes on a "best efforts" basis.

         G. The Company reserves the right to reject any subscriber, in whole or in part, in its sole discretion. Notwithstanding anything to the contrary contained in this PARAGRAPH G, the Company's right to reject a subscriber shall lapse five business days after receipt by the Company of the fully completed and duly executed subscription documents from the Placement Agent with respect to such subscriber, unless the Company shall notify the Placement Agent of its election to reject such subscriber prior thereto.

3.       Further Agreements of the Company.
         ---------------------------------

         The Company shall at its sole cost and expense do as follows:

                           (i) Prior to the earlier of the last  Closing Date or
                  the Termination Date, as soon as the Company is either informed or becomes aware thereof, advise the Placement Agent of any material adverse change in the Company's results of operations, condition (financial or otherwise) or business or of any development materially affecting the Company; or rendering untrue or misleading any material statement in the Offering Materials occurring at any time prior to the completion or termination of the Placement and upon the request of the Placement Agent shall confirm the same in writing.

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

                           (ii) Cause the Notes to be  qualified  or  registered
                  for sale, or to obtain exemptions from such qualification or registration requirements, on terms consistent with those stated in the Offering Materials under the securities laws of such jurisdictions as the Placement Agent shall request; provided, however, that such states and jurisdictions do not require the Company to qualify as a foreign corporation or to file a general consent to service of process. Qualification, registration and exemption charges and fees as well as all legal fees and expenses related thereto shall be at the sole cost and expense of the Company.

                           (iii) Provide and to continue to provide to each Note
                  holder, until his Note has been repaid and/or converted, copies of all quarterly and annual consolidated financial statements and reports prepared by or on behalf of the Company, for public disclosure and copies of all documents delivered to all of the Company's stockholders.

                           (iv) Deliver, until all of the Notes have been repaid
                  and/or converted, to the Placement Agent, in the manner provided in PARAGRAPH 10 (C) of this Agreement: (A) within 55 days after the end of each of the first three quarters of each fiscal year of the Company or as soon thereafter as is reasonably practicable, commencing with the first quarter ending after the Termination Date, the Form 10-Q filed by the Company with the Commission for each such quarterly period;
                  (B) within 100 days after the close of each fiscal year, the Form 10-K filed by the Company with the Commission for such fiscal year; and (C) a copy of all documents, reports and information furnished to its respective stockholders generally at the time such documents, reports and information are furnished to such stockholders.

4.       Representations, Warranties and Covenants of the Placement Agent.
         ----------------------------------------------------------------

         The Placement Agent represents, warrants and covenants as follows:

                           (i) The Placement  Agent has the necessary  corporate
                  power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

                           (ii) The Placement Agent is a limited liability company duly organized and validly existing under the laws of the State of New York; the execution and delivery by the Placement Agent of this Agreement and the consummation of the transactions herein contemplated will not result in any violation of, or be in conflict with, or constitute a default under, any agreement or instrument to which the Placement Agent is a party or by which the Placement Agent or its properties are bound, or any judgment, decree, order or, to the Placement Agent's knowledge, any statute, rule or regulation applicable to the Placement Agent. This Agreement, when executed and delivered by the Placement Agent, will constitute the legal, valid and binding obligation of the Placement Agent, enforceable in accordance with its terms, except to the extent that (a) the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting the rights of creditors generally, (b) the enforceability hereof is subject to general principles of equity, or (c) the indemnification provisions hereof may be held to be violative of public policy.

                           (iii) The Placement Agent will deliver to each purchaser, prior to any submission by such person of a written offer to purchase any Notes, a copy of the Offering Materials, as it may have been most recently amended or supplemented by the Company.

                           (iv) Upon receipt of an executed Subscription Agreement and the payments representing subscriptions for such Notes, the Placement Agent will promptly forward copies of the subscription documents to the Company and shall forward all consideration received for such Notes to the Escrow Agent to be held in escrow.

                           (v) The Placement Agent will not deliver the Offering
                  Materials to any person it does not reasonably believe to be an Accredited Investor.

                           (vi) The Placement Agent will not intentionally  take
                  any action which it reasonably believes would cause the Placement to violate the provisions of the Securities Act or the Securities Exchange Act of 1934 (the "Exchange Act").

                           (vii) The  Placement  Agent shall use all  reasonable
                  efforts to determine (a) whether any prospective purchaser is an Accredited Investor and (b) that any information furnished by a prospective investor is true and accurate. The Placement Agent shall have no obligation to insure that (1) any check, note, draft or other means of payment for the Notes will be honored, paid or enforceable against the subscriber in accordance with its terms, or (2) subject to the performance of the Placement Agent's obligations and the accuracy of the Placement Agent's representations and warranties hereunder,
                  (A) that the Placement is exempt from the registration requirements of the Securities Act or any applicable state "Blue Sky" law or (B) any prospective purchaser is an Accredited Investor.

                           (viii) The Placement Agent is a member of the National Association of Securities Dealers, Inc. and is a broker-dealer registered as such under the Exchange Act and under the securities laws of the States in which the securities will be offered by the Placement Agent, unless an exemption for such state registration is available to the Placement Agent.

5.       Representations, Warranties and Covenants of the Company.
         --------------------------------------------------------

         The Company represents, warrants and covenants as follows:

                                    (i) Each of this Agreement and  Subscription
                  Agreement have been duly and validly authorized by the Company and are, or with respect to the Subscription Agreements will be, valid and binding agreements of the Company, enforceable in accordance with their respective terms, except to the extent that (a) the enforceability hereof and thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting the rights of creditors generally and (b) the enforceability hereof or thereof is subject to general principles of equity. The Notes, Underlying Shares and Placement Agent's Warrants will be duly authorized and, when issued and paid for in accordance with the Offering Materials, this Agreement, and Subscription Agreements, will be (or in the case of the Underlying Shares, issuable upon conversion of the Notes and/or exercise of the Placement Agent's Warrants in accordance with the terms thereof will be), validly issued, fully paid and non assessable; the holders thereof are not and will not be subject to personal liability solely by reason of being such holders; the Underlying Shares, will not be subject to the preemptive rights of any stockholder of the Company; and all corporate action required to be taken for the authorization, issuance of the Notes and the Placement Agent's Warrants and the sale of the Notes, has been (or with respect to the Underlying Shares, will be) duly and validly taken by the Company. The Notes and Placement Agent's Warrants
                  constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms, (except to the extent that the enforceability thereof (1) may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting the rights of creditors generally and (2) is subject to general principles of equity) to issue and sell, upon exercise thereof, in accordance with their terms, the number and type of the Company's securities called for thereby.

                           (ii) As of September 30, 1997, the authorized capital
                  stock of the Company consists of 40 million shares of common stock (the "Common Stock"), $0.01 per share par value, of which 12,199,163 shares are issued and outstanding, and 2 million shares of preferred stock, $1.00 per share par value, none of which are outstanding. Additionally, 7,410,224 shares of Common Stock are reserved for issuance upon exercise of options and warrants held by current and former employees and management of the Company and others, and approximately 162,681 shares of Common Stock are reserved for issuance upon conversion of currently outstanding debentures. All issued and outstanding shares of Common Stock have been duly authorized and such shares are validly issued, are fully paid and non-assessable and the holders thereof have no preemptive rights, no rights of rescission with respect thereto and are not subject to personal liability solely by reason of being such holders. No shares of Common Stock were issued in violation of the preemptive rights of any holders of any capital stock of the Company.

                           (iii) The Company has good and  marketable  title to,
                  or valid and enforceable leasehold estates in, all items of real and personal property stated in the Offering Materials to be owned or leased by it, free and clear of all liens, encumbrances, claims, security interests and defects of any material nature whatsoever, other than those set forth in the Offering Materials and liens for taxes not yet due and payable. The Company has no subsidiaries.

                           (iv) There is no material  litigation or governmental
                  proceeding pending or, to the best of the Company's knowledge, threatened against, or involving the properties or business of the Company other than as set forth in the Offering Materials.

                           (v) The financial  statements of the Company included
                  in the Offering Materials fairly present the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles consistently applied throughout the periods involved.

                           (vi) The  Company  has  been  duly  organized  and is
                  validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Except as set forth above or in the Offering Materials, the Company does not own an interest in any corporation, partnership, trust, joint venture or other business entity. The Company is duly qualified or licensed and in good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of any properties or the character of its operations requires such qualification or licensing and where failure to so qualify would have a material adverse effect on the Company. The Company has all requisite corporate power and authority, and all material and necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies to own or lease its properties and conduct its businesses as described in the Offering Materials, and the Company is doing business in material compliance with all such authorizations, approvals, orders, licenses, certificates and permits and all federal, state, local and foreign laws, rules and regulations concerning the business in which it is engaged. Any disclosures in the Offering Materials concerning the effects of federal, state, local and foreign regulation on the Company's business as currently conducted and as contemplated are correct in all material respects and do not omit to state a material fact. The Company has all corporate power and authority to enter into this Agreement and the Subscription Agreements and to carry out the provisions and conditions hereof and thereof, and all consents, authorizations, approvals and orders required in connection herewith and therewith have been obtained or will have been obtained prior to the Closing Date. No consent, authorization or order of, and no filing with, any court, government agency or other body is required by the Company for the issuance of the Notes, Underlying Shares or the Placement Agent's Warrants except with respect to applicable federal and state securities laws.

                           (vii) There has been no material adverse change in the condition or prospects for commercialization of the Company, financial or otherwise, from the latest dates as of which such condition or prospects, respectively, are set forth in the Offering Materials, and the outstanding debt, the property and the business of the Company, each conform in all material respects to the descriptions thereof contained in the Offering Materials.

                           (viii) The Company is not in violation of any provision of its incorporating documents or By-Laws. Neither the execution and delivery of this Agreement, nor the Subscription Agreements nor the issue and sale or delivery of the Notes, Underlying Shares or the Placement Agent's Warrants nor the consummation of any of the transactions contemplated herein, or in the Subscription Agreements, nor the compliance by the Company with the terms and provisions hereof or thereof, has conflicted with or will conflict with, or has resulted in or will result in a breach of, any of the material terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or pursuant to the terms of any material indenture, mortgage, deed of trust, note, loan or credit agreement or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company may be bound or to which any of the property or assets of the Company is subject except where such default, lien, charge or encumbrance would not have a material adverse effect on the Company; nor will such action result in any violation of the provisions of the incorporating documents or the By-Laws of the Company or assuming due performance by the Placement Agent of its obligations hereunder, any statute or any order, rule or regulation applicable to the Company of any court or of any federal, state or other regulatory authority or other government body having jurisdiction over the Company.

                           (ix) The Notes and the Subscription  Agreements shall
                  conform in all material respects to the descriptions thereof contained in this Agreement.

                           (x) There are no claims for services in the nature of
                  a finder's or origination fee with respect to the sale of the Notes hereunder.

                           (xi) To the Company's  knowledge,  the Company is not
                  in violation of any agreement pursuant to which it is obligated to pay royalties or fees of any kind whatsoever to any third party with respect to technology it has developed, uses, employs or intends to use or employ.

                           (xii) Neither the Offering Materials nor any amendment or supplement thereto nor any document contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All statements of material facts in the Offering Materials are true and correct as of the date of the this Agreement and will be true and correct on the Termination Date and on each Closing Date.

                           (xiii) All taxes which are due and  payable  from the
                  Company have been paid in full and the Company has no tax deficiency or claim outstanding assessed or proposed against it.

                           (xiv) Neither the Company nor any of its officers, directors, employees or agents, nor any other person acting on behalf of the Company, have, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who is or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) which subjects the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding.

                           (xv) There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company threatened, which could have a material adverse effect on the assets, condition (financial or otherwise), operating results, or business (or proposed business) of the Company. The Company has neither received written notice nor has actual knowledge that any executive officer or key employee, or that any group of key employees, intends to terminate his or her employment with the Company, nor does the Company have a current intention to terminate the employment of any of the foregoing.

                           (xvi) Subject to the performance by the Placement Agent of its obligations hereunder and subject to the representations and warranties of the subscribers for the Notes, the offer and sale of the Notes complies, and will continue to comply, up to the later of all Closing Dates or the Termination Date, in all material respects with the requirements of Regulation D and any other applicable federal and state laws, statutes, rules, regulations and executive orders.

                           (xvii) The Company has no employment contracts, deferred compensation agreements or bonus, incentive, profit-sharing, or pension plans currently in force and effect, or any understanding with respect to any of the foregoing, except as otherwise described in the Offering Materials.

                             (xviii)   Except  as   disclosed  in  the  Offering
                  Materials, the Company is in all material respects in compliance with all applicable Environmental Laws. The Company has no knowledge of any past, current or, as anticipated by the Company, future events, conditions, activities, investigation, studies, plans or proposals that (i) would interfere with or prevent compliance with any Environmental Law by the Company or (ii) could reasonably be expected to give rise to any common law or other liability, or otherwise form the basis of a claim, action, suit, proceeding, hearing or investigation, involving the Company and related in any way to Hazardous Substances or Environmental Laws. Except for the prudent and safe use and management of Hazardous Substances in the ordinary course of the Company's business, (i) no Hazardous Substance is or has been used, treated, stored, generated, manufactured or otherwise handled on or at any
                  Facility and (ii) to the Company's best knowledge, no Hazardous Substance has otherwise come to be located in, on or under any Facility. No Hazardous Substances are stored at any Facility except in quantities necessary to satisfy the reasonably anticipated use or consumption by the Company. No litigation, claim, proceeding or governmental investigation is pending regarding any environmental matter for which the Company has been served or otherwise notified or, to the knowledge of the Company threatened or asserted against the Company, or its officers or directors in their capacities as such, or any Facility or the Company's business. There are no orders, judgments or decrees of any court or of any governmental agency or instrumentality under any Environmental Law which specifically apply to the Company, any Facility or any of the Company's operations. The Company has not received from a governmental authority or other person (i) any notice that it is a potentially responsible person for any Contaminated site or (ii) any request for information about a site alleged to be Contaminated or regarding the disposal of Hazardous Substances. There is no litigation or proceeding against any other person by the Company regarding any environmental matter.

                           For  the   purposes  of  the   foregoing   paragraph,
                  "Environmental Laws" means any applicable federal, state or local statute, regulation, code, rule, ordinance, order, judgment, decree, injunction or common law pertaining in any way to the protection of human health or the environment, including without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Toxic Substances Control Act, the Clean Air Act, the Federal Water Pollution Control Act and any similar or comparable state or local law; "Hazardous Substance" means any hazardous, toxic, radioactive or infectious substance, material or waste as defined, listed or regulated under any Environmental Law; "Contaminated" means the actual existence on or under any real property of
                  Hazardous Substances, if the existence of such Hazardous Substances triggers a requirement to perform any investigatory, remedial, removal or other response action under any Environmental Laws or if such response action legally could be required by any governmental authority; "Facility" means any property currently owned, leased or occupied by the Company.

                             (xix) The Company is in  compliance in all material
                  respects with all currently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

                           (xx) Neither the Company nor anyone acting on its behalf, other than the Placement Agent, has offered any of the Notes (or substantially similar securities of the Company) for sale to, or solicited offers to buy any such securities of the Company from, or otherwise approached or negotiated with respect thereto with any prospective purchaser except through the Placement Agent or with the Placement Agent's consent. The Company agrees that neither it nor anyone acting on its behalf, other than the Placement Agent, has offered or will offer such securities of the Company or any part thereof or any substantially similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, anyone so as to make the issuance and sale of the Notes subject to the registration requirements of Section 5 of the Securities Act. Except as otherwise specifically disclosed in the Offering Materials, to the best of the Company's knowledge, all of the Company's outstanding securities have been offered and sold in compliance with all applicable federal and state securities laws and any failure to so offer or sell securities which is specifically in the Offering Materials has since been cured as described in the Offering Materials.

6.       Indemnification.
         ---------------

         A. The Company hereby agrees that it will indemnify and hold the Placement Agent and each officer, director, shareholder, employee or representative of the Placement Agent and each person controlling, controlled by or under common control of the Placement Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or the rules and regulations promulgated under the Securities Act and the Exchange Act (the "Rules and Regulations") harmless from and against any and all loss, claim, damage, liability, cost or expense whatsoever (including, but not limited to, any and all reasonable legal fees and other expenses and disbursements incurred in connection with investigating, preparing to defend or defending any action, suit or proceeding, including any inquiry or investigation, commenced or threatened, or any claim whatsoever or in appearing or preparing for appearance as a witness in any action, suit or proceeding including any inquiry, investigation or pretrial proceeding such as a deposition) to which such indemnified person of the Placement Agent may become subject under the Securities Act, the Exchange Act, the Rules and Regulations, or any other federal or state statutory law or regulation at common law or otherwise, arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in (a) this Agreement, (b) the Offering Materials (c) the Subscription Agreement, or (d) any application or other document or written communication executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Notes under the securities laws thereof or filed with the Commission, or any state securities commission or agency; (ii) the omission or alleged omission from documents described in clauses (a), (b), (c) or (d) above of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) the breach of any representation or warranty made by the Company in this Agreement. The Company further agrees that upon demand by an indemnified person at any time or from time to time, it will promptly reimburse such indemnified person for any loss, claim, damage, liability, cost or expense actually and reasonably paid by the indemnified person as to which the Company has indemnified such person pursuant hereto. Notwithstanding the foregoing provisions of this Paragraph 6 A, any such payment or reimbursement by the Company of fees, expenses or disbursements incurred by an indemnified person in any proceeding in which a final judgment by a court of competent jurisdiction (after all appeals or the expiration of time to appeal) is entered against such indemnified person as a direct result of such person's willful misfeasance will be promptly repaid to the Company, if previously paid. Anything to the contrary not withstanding, the indemnity set forth in this PARAGRAPH A shall not extend to liability based upon information provided in writing by the Placement Agent specifically for use in the documents referred to herein.

         B. The Placement Agent hereby agrees that it will indemnify and hold the Company and each officer, director, shareholder, employee or representative of the Company and each person controlling, controlled by or under common control of the Company within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, or the Rules and Regulations harmless from and against any and all loss, claim, damage, liability, cost or expense whatsoever (including, but not limited to, any and all reasonable legal fees and other expenses and disbursements incurred in connection with investigating, preparing to defend or defending any action, suit or proceeding including any inquiry, investigation or pretrial proceeding such as a deposition) to which such indemnified person of the Company may become subject under the Securities Act, the Exchange Act, the Rules and Regulations or other federal or state statutory law or regulation at common law or otherwise, based upon the conduct of the Placement Agent or its employees in its acting as Placement Agent for the Offering. Notwithstanding the foregoing provisions of this Paragraph 6 B, any such payment or reimbursement by the Placement Agent of fees, expenses or disbursements incurred by an indemnified person in any proceeding in which a final judgment by a court of competent jurisdiction (after all appeals or the expiration of time to appeal) is entered against such indemnified person as a direct result of such person's willful misfeasance will be promptly repaid to the Placement Agent, if previously paid.

         C. Promptly after receipt by an indemnified party under either Paragraph A or B hereof, as the case may be, of the notice of commencement of any action covered by Paragraph A or B hereof, such indemnified party shall within five (5) business days notify the indemnifying party of the commencement thereof; the omission by one indemnified party to so notify the indemnifying party shall not relieve the indemnifying party of its obligation to indemnify any other indemnified party that has given such notice and shall not relieve the indemnifying party of any liability outside of this indemnification. In the event that any action is brought against the indemnified party, the indemnifying party will be entitled to participate therein and, to the extent it may desire, to assume and control the defense thereof with counsel chosen by it. After notice from the indemnified party, the indemnifying party will not be liable to such indemnified party under such subparagraph for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, but the indemnified party may, at its own expense, participate in such defense by counsel chosen by it, without, however, impairing the indemnifying party's control of the defense. Notwithstanding anything to the contrary contained herein, the indemnified party shall have the right to choose its own counsel and control the defense of any action, all at the expense of the indemnifying party, if: (i) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action at the expense of the indemnifying party, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to such indemnified party to have charge of the defense of such action within a reasonable time after notice of commencement of the action or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of one additional counsel shall be borne by the indemnifying party. No settlement of any action or proceeding against an indemnified party shall be made without the consent of the indemnifying party.

         D. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Paragraph A of this
Section 6 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company to the Placement Agent on grounds of policy or otherwise, the Company and the Placement Agent shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with the investigation or defense of same) to which the Company and the Placement Agent may be subject in such proportion so that the Placement Agent is responsible for that portion represented by the percentage that the aggregate of its placement commission under this Agreement bears to the aggregate offering price for all Notes sold in the Offering and the Company is responsible for the balance, except as the Company may otherwise agree to reallocate a portion of such liability with respect to such balance with any other person; provided, however, that no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Paragraph D, any person controlling, controlled by or under common control with the Placement Agent, or any partner, director, officer, employee, representative or any agent of any thereof, shall have the same rights to contribution as the Placement Agent and each person controlling, controlled by or under common control with the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company and each director of the Company shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against the other party under this Paragraph D, notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any obligation they may have hereunder or otherwise. The indemnity and contribution agreements contained in this Section 6 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified person or any termination of this Agreement.

7.       Payment of Expenses.
         -------------------

         Whether or not the Placement is successfully completed, the Company hereby agrees to bear all of the Company's expenses in connection with the Offering, including, but not limited to the following: filing fees, printing and duplicating costs, advertisements, postage and mailing expenses with respect to the transmission of offering material, its marketing and road show expenses, registrar and transfer agent fees, bank escrow fees and expenses, its counsel and accounting fees, issue and transfer taxes, if any, and "Blue Sky" counsel fees and expenses. It is agreed that the Company's counsel shall perform the required Blue Sky legal services. In this connection, Blue Sky applications for registration of the Notes or exemption therefrom shall be made in such states and jurisdictions as shall be reasonably requested by the Placement Agent provided that such states and jurisdictions do not require the Company to qualify as a foreign corporation or to file a general consent to service of process. The Company shall also pay reasonable expenses for travel and lodging incurred by the Placement Agent in performing its duties hereunder (the "Placement Agent Offering Expenses"), the amount of such expenses to be deducted from the Expense Allowance. $12,000 of the $25,000 Expense Allowance advance referred to in PARAGRAPH 2 D above, shall be retained by the Company to pay Placement Agent Offering Expenses. The balance shall be paid to the Placement Agent upon the execution of this Agreement. In no event will the Company be required to pay more than $25,000 in expenses to the Agent if the Placement is not consummated.

8.       Conditions of the Placement Agent's Obligations.
         -----------------------------------------------

         The obligations of the Placement Agent hereunder shall be subject to the continuing accuracy of the representations and warranties of the Company herein as of the date hereof and as of the Closing Date and each subsequent Closing Date, if any, as if they had been made on and as of the Closing Date or each subsequent Closing Date, as the case may be; the accuracy on and as of the Closing Date or subsequent Closing Date, if any, of the statements of the officers of the Company made pursuant to the provisions hereof; and the performance by the Company on and as of the Closing Date and each subsequent Closing Date, if any, of its covenants and obligations hereunder and to the following further conditions:

                  (a) On the Closing Date, the Placement Agent shall receive the opinion of Reish & Luftman, counsel to the Company, dated the Closing Date and addressed to the Placement Agent and to each purchaser in form and substance satisfactory to counsel for the Placement Agent, in substantially the form set forth below, with such changes as are agreed upon by Reish & Luftman, the Placement Agent and Counsel for the Placement Agent:

                           (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction and is duly qualified to do business and is in good standing in all jurisdictions in which the failure to so qualify would have a material adverse effect on the business of the Company; the Company has full corporate power and authority and, to the best of such counsel's knowledge, has all necessary authorizations, approvals, licenses, certificates and permits of and from all governmental regulatory officials and bodies to own or lease its properties and conduct its business as described in the Offering Materials and is in compliance with (A) all such authorizations, approvals, orders, licenses, certificates and permits and (B) all federal, state and local laws, rules and regulations applicable to the business in which it is engaged. Subject to state securities law requirements, no consent, authorization or order of, and no filing with, any United States Court, government agency or other body is required by the Company for the issuance of the Notes, Underlying Shares or the Placement Agent's Warrants. Assuming the accuracy of the representations and warranties made by each purchaser in such purchaser's Subscription Agreement and the factual matters contained in the representations and warranties in this Placement Agreement, no consent, authorization or order of, and no filing with any court, government agency or other body (other than as may be required under state securities laws) is required by the Company for the issuance of the Notes, Underlying Shares and the Placement Agent's Warrants.

                           (ii) This Agreement,  the Subscription Agreement, the
                  Notes, the Underlying Shares and the Placement Agent's Warrants have been duly and validly authorized, executed and delivered by the Company and are valid and legally binding agreements or obligations of the Company, enforceable in accordance with their terms, except to the extent that the enforceability hereof or thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting the rights of creditors generally, (B) limitations upon the power of a court to grant specific performance or any other equitable remedy, and (C) a finding by a court of competent jurisdiction that the indemnification provisions herein are in violation of public policy.

                           (iii) The Underlying Shares and the shares underlying
                  the Placement Agent's Warrants have been duly authorized and will be, upon the conversion of the Notes and/or exercise of the Placement Agent's Warrants and payment therefor, validly issued, fully paid and non-assessable and the holders thereof will not be subject to personal liability solely by reason of being such holders; none of the Underlying Shares or the shares underlying the Placement Agent's Warrants to the best of such counsel's knowledge, are subject to the preemptive rights of any stockholder of the Company, and all corporate action required to be taken for the authorization, issue and sale of such securities has been duly and validly taken.

                           (iv) As of September 30, 1997, the authorized capital
                  stock of the Company consists of 40 million shares of common stock (the "Common Stock"), $0.01 per share par value, of which 12,199,163 shares are issued and outstanding, and 2 million shares of preferred stock, $1.00 per share par value, none of which are outstanding. All issued and outstanding shares of Common Stock have been duly authorized and such shares are validly issued, are fully paid and non-assessable and the holders thereof have no preemptive rights, no rights of rescission with respect thereto and are not subject to personal liability solely by reason of being such holders. No shares of Common Stock were issued in violation of the preemptive rights of any holders of any capital stock of the Company. To the best of such counsel's knowledge, there are no liens, charges, encumbrances, pledges, security interests, defects, or material equitable rights of any kind to which any outstanding shares of Common Stock are subject. Except as set forth in the Offering Materials, there are (A) no outstanding warrants, options or rights to subscribe for or purchase any capital stock or other securities of the Company, (B) no voting trusts or voting agreements among, or irrevocable proxies executed by, principal stockholders of the Company,
                  (C) no existing rights of stockholders to require the Company to register any securities of the Company or to participate with the Company in any registration by the Company of its securities, and (D) no agreements between the Company and any of its stockholders providing for the purchase or sale of the Company's capital stock.

                           (v) To the best of such counsel's knowledge, there is
                  no litigation or governmental proceeding pending or threatened against, or involving the properties or business of, the Company which might materially and adversely affect the value or the operation of the properties or the business of the Company except as referred to in the Offering Materials.

                           (vi) Each Note and Placement  Agent's Warrant conform
                  in all material respects to the description thereof contained in this Agreement.

                           (vii) To the best of such counsel's knowledge, neither the execution and delivery of this Agreement, nor the Subscription Agreement, nor the issue and sale of the Notes, Underlying Shares or the Placement Agent's Warrants, nor the consummation of any of the transactions contemplated herein or therein, nor the compliance by the Company with the terms and provisions hereof or thereof, has conflicted with or will conflict with, or has resulted in or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, note, loan or credit agreement or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company is subject; nor will such action result in any violation of the provisions of the incorporation documents or the By-Laws of the Company or, assuming due performance by the Placement Agent of its obligations hereunder, any statute or any order, rule or regulation applicable to the Company of any court or of any federal, state or other regulatory authority or other government body having jurisdiction over the Company, subject to state securities laws exceptions.

                           (ix) The  Subscription  Agreement and the  Investment
                  Letter (the Subscription Agreement and the Investment Letter are referred to collectively as the "Subscription Agreement") comply as to form in all material respects with the requirements of Regulation D promulgated by the Commission pursuant to the Securities Act and assuming without independent investigation (A) the accuracy and completeness of all information provided in the Subscription Agreement, (B) the correctness of the investors' responses set forth in the Subscription Agreement, and (C) the executed Subscription Agreement constitute all of the Subscription Agreement, no registration under the Securities Act is required in connection with the sale and issuance of the Notes; a statement that such counsel has reviewed the Offering Materials and nothing has come to such counsel's attention to lead them to believe that either the Offering Materials or any amendment or supplement thereto contain any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except for the financial statements, notes thereto and other statistical and financial information included therein or omitted therefrom as to which such counsel need express no opinion).

                  At each subsequent Closing Date after the Closing Date, if any, the Placement Agent shall have received the favorable opinions of Reish & Luftman, counsel to the Company, dated such subsequent Closing Date, addressed to the Placement Agent and in form and substance satisfactory to counsel for the Placement Agent.

                  (b) On or prior to the Closing Date, counsel for the Placement Agent shall have been furnished such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in SUBPARAGRAPH (A) of this SECTION, or in order to evidence the accuracy, completeness or satisfaction of any of the representation, warranties or conditions herein contained.

                  (c) On and prior to the Closing Date, (i) there shall have been no material adverse change nor development involving a prospective change in the condition or prospects or the business activities, financial or otherwise, of the Company, or taken as a whole, from the latest dates as of which such condition is set forth in the Offering Materials; (ii) there shall have been no transaction, not in the ordinary course of business, entered into by the Company from the latest date as of which the financial condition of the Company, is set forth in the Offering Materials which is material to the Company, which has not been disclosed to the Placement Agent in writing; (iii) the Company shall not be in default under any provision of any instrument relating to any outstanding indebtedness; (iv) since the date of the Offering Materials, the Company shall not have issued any securities or declared or paid any dividend or made any distribution of its capital stock of any class, except for the issuance of Common Stock pursuant to the exercise of currently existing warrants or options, and there has not been any material change in the debt (long or short term) or liabilities or obligations of the Company (contingent or otherwise);
         (v) no material amount of the assets of the Company shall have been pledged or mortgaged, except in the ordinary course of business or as indicated or contemplated in the Offering Materials; and (vi) no action, suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or affecting any of its properties or businesses before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable ruling would materially adversely affect the business, prospects, financial condition or income of the Company, except as set forth in the Offering Materials.

                  (d) At each Closing Date, the Placement Agent shall have received a certificate of the Company signed by its President and Chief Executive Officer and by its Vice President and Chief Financial Officer, dated as of such Closing Date, in the form attached hereto as
         EXHIBIT II.

                  (e) The Company, having obtained all necessary consents and approvals, shall have authorized a sufficient number of shares of Common Stock necessary to cover the maximum number of Underlying Shares that may be issued pursuant to the Offering or otherwise required by this Agreement.

9.       Termination.
         -----------

         This Agreement shall terminate if the Closing Date does not take place on or before the Termination Date or as soon thereafter as the funds received from such subscriptions have cleared the banking system in the normal course of business. Upon such termination, all subscription documents and payments for Notes, without interest, or deduction shall be returned to the respective subscribers, the Placement Agent shall have no further obligation to the Company, and the Company shall terminate the Placement. In such case, the Company will have no obligation to pay the Placement Agent for fees covered in this Agreement, except as otherwise set forth elsewhere in this Agreement. Either the Placement Agent or the Company may terminate the Placement in its sole discretion prior to any closing hereunder. In the event that the Company determines to terminate the Placement from and after the date hereto through the end of the Offering Period for any reason other than the Placement Agent's breach of the terms of this Agreement, and the Placement Agent is willing to proceed, the Company shall remain liable for all fees and expenses of the Placement Agent's counsel.

10.      Miscellaneous.
         -------------

         A. All covenants, warranties and representations herein contained shall survive the Closing Date and any subsequent closings, or any investigation made by the party relying upon such warranty and/or representation subject to applicable statues of limitations.

         B. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all which shall be deemed to be one and the same instrument

         C. All notices and communications required or permitted to be given hereunder shall be given in writing, effective upon receipt, and sent by United States certified or registered mail, return receipt requested and postage prepaid, personally delivered with receipt acknowledged, or by overnight courier, charges prepaid with receipt acknowledged addressed as follows:

                  To the Placement Agent:
                  ----------------------

                  J. Robbins Securities, LLC
                  1345 Avenue of the Americas
                  22 Floor
                  New York, New York 10105
                  Attn.:   James A. Jedrlinic
                           Chief Executive Officer

                  with a copy to:

                  Kenneth W. Leman, Esq.
                  1345 Avenue of the Americas
                  22 Floor
                  New York, New York 10105

                  To the Company:
                  --------------

                  Fortune Natural Resources Corporation
                  515 West Greens Road
                  Suite 720
                  Houston, Texas 77067
                  Attention:  Tyrone J. Fairbanks
                                   President and
                                Chief Executive Officer
                  with a copy to:

                  Bruce Ashton, Esq.
                  Reish & Luftman
                  11755 Wilshire Boulevard
                  10th Floor
                  Los Angeles, California

or to such other address of which written notice is given to the other party.

         D. This Agreement shall be governed by, and construed in accordance with the laws of the State of New York without giving effect to conflicts of laws.

         E. This Agreement contains the entire understanding between the parties hereto and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

         F. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                           J. ROBBINS SECURITIES, LLC


                           By:  /s/ James A. Jedrlinic, Chief Executive Officer
                                ------------------------------------------------
                                James A. Jedrlinic, Chief Executive Officer

FORTUNE NATURAL
RESOURCES CORPORATION


By:  /s/ Tyrone J. Fairbanks, President
     ------------------------------------
     Tyrone J. Fairbanks, President
     and Chief Executive Officer

                                  [LETTERHEAD]


October 27, 1997

To the Recipients of the Information
Documents relating to the Offering of
Notes of Fortune Natural Resources Corporation

Re:      Amendment #1 to the Terms of the Offering

Dear Recipient:

The Company and the Placement Agent have mutually agreed to modify the Offering as follows:

1. The expiration date of the Offering period during which subscriptions for Notes may be received has been extended to November 7, 1997.

2. The second alternative conversion price for the Note will be 5% instead of 10% above the average daily Closing Price of the Common Stock for the 60 calendar day period immediately preceding May 1, 1999.

3. The demand registration rights referred to in the Subscription Agreement will also include the Notes and will commence 30 days after the final Closing of the Offering instead of January 1, 1999.

4. The Notes will be issued in the lower of denominations equal to $50,000 or integral multiples thereof instead of $10,000 integral multiples thereof or the lowest principal amount of the Notes purchased in the Offering.

5. The Company's primary lender, Credit Lyonnais New York Branch (the "Bank"), has requested additional conditions in the Note relating to subordination which could materially impact the ability of the Note holders to enforce their rights. Among other restriction, these conditions prohibit Note holders from instituting legal proceedings for payment of defaulted interest for a period of 90 days after the occurrence of the default.

Except as expressly provided herein all terms and conditions of the Offering remain unchanged.

As of the date hereof the Company has received executed subscriptions and cleared funds for the purchase of $1.25 million in principal amount of Notes. The Company intends to effect the initial closing of the Offering on Wednesday, October 29, 1997. In light of the changes in the Offering described herein, any person who has executed and delivered a Subscription Agreement may withdraw his subscription by notifying the undersigned on or before 5:00 PM, Eastern Standard Time, October 28, 1997 by mail addressed to J. Robbins Securities LLC, 1345 Avenue of the Americas, 22nd Floor, New York, New York 10105 or by facsimile transmission to telephone number (212) 767-7902.

Very truly yours,

J. ROBBINS SECURITIES LLC

James A. Jedrlinic, Chief Executive Officer
cc:  Fortune Natural Resources Corporation

Dated as of:   October 28, 1997


J. Robbins Securities, LLC
1345 Avenue of the Americas
22 Floor
New York, New York 10105
Attn.:   James A. Jedrlinic
         Chief Executive Officer

Dear Sirs:

The Placement Agreement between Fortune Natural Resources Corporation and J. Robbins Securities, LLC dated as of October 14, 1997 is hereby amended to increase the amount of the Offering from $3.5 million in aggregate principal amount of Notes to $4.5 million in aggregate principal amount of Notes.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement as of the date first written above.

                           J. ROBBINS SECURITIES, LLC


                           By: /s/ James A. Jedrlinic
                               -------------------------------------------
                               James A. Jedrlinic, Chief Executive Officer



FORTUNE NATURAL
RESOURCES CORPORATION


By:  /s/ Tyrone J. Fairbanks
     ------------------------------
     Tyrone J. Fairbanks, President
     and Chief Executive Officer

               [FORTUNE NATURAL RESOURCES CORPORATION LETTERHEAD]



November 7, 1997




James A. Jedrlinic                           VIA FACSIMILE  (212) 767-7902
Chief Executive Officer
J. Robbins Securities, L.L.C.
1345 Avenue of the Americas
New York, NY 10105

Dear Mr. Jedrlinic:

         The Placement Agent Agreement governing the private placement of 12% subordinated notes by Fortune Natural Resources Corporation provides that the offering shall expire on October 31, 1997 unless extended by the parties. We have previously agreed to extend the offering period through November 7.

         Fortune hereby proposes that the offering period be further extended through November 19, 1997 on the terms set forth in our letter dated November 3. If this proposal is acceptable, please so indicate by signing and dating this letter where indicated and returning it to the undersigned.

Very truly yours,



/s/ J. Michael Urban
-----------------------
J. Michael Urban
Vice President and Chief Financial Officer




ACCEPTED AND AGREED TO this 7th day of November, 1997.


J. ROBBINS SECURITIES, L.L.C.


By:  /s/ James A. Jedrlinic
     ------------------------------
     James A. Jedrlinic
     Chief Executive Officer